                                  LYDALL, INC.

                                  EXHIBIT 11.1

         SCHEDULE OF COMPUTATION OF WEIGHTED AVERAGE SHARES OUTSTANDING

                                                     THREE MONTHS   SIX MONTHS
                                                         ENDED         ENDED
                                                       JUNE 30,      JUNE 30,
                                                     ------------- -------------
                                                      1996   1995   1996   1995
                                                     ------ ------ ------ ------
                                                      (UNAUDITED)   (UNAUDITED)
PRIMARY
Weighted average number of common shares...........  17,098 17,253 17,184 17,246
Additional shares assuming conversion of stock
 options and warrants..............................     983  1,040  1,011    972
                                                     ------ ------ ------ ------
Weighted average common shares and equivalents out-
 standing..........................................  18,081 18,293 18,195 18,218
                                                     ====== ====== ====== ======
FULLY DILUTED
Weighted average number of common shares...........  17,098 17,253 17,184 17,246
Additional shares assuming conversion of stock
 options and warrants..............................     983  1,104  1,030  1,007
                                                     ------ ------ ------ ------
Weighted average common shares and equivalents out-
 standing..........................................  18,081 18,357 18,214 18,253
                                                     ====== ====== ====== ======

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